EXHIBIT 2

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 12 )*

Telephone and Data Systems, Inc.
(Name of Issuer)
Special Common Stock
(Title of Class of Securities)
879433860
(CUSIP Number)
O. Mason Hawkins
Chairman of the Board and C.E.O.
and
Andrew R. McCarroll
Vice President & General Counsel

Southeastern Asset Management, Inc.
6410 Poplar Avenue; Suite 900
Memphis, TN 38119
(901) 761-2474
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)
May 15, 2008
(Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No.	879433860

1	NAMES OF REPORTING PERSONS Southeastern Asset Management, Inc. I.D. No. 62-0951781

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
(a) ☐
(b) ☑

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)

OO: Funds of investment advisory clients

5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

☑

6	CITIZENSHIP OR PLACE OF ORGANIZATION

Tennessee

	7	SOLE VOTING POWER

NUMBER OF		(Discretionary Accounts) 8,781,410 shares

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		5,666,200 shares (Shared) 2,145,137 shares (None)

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		(Discretionary Accounts) 10,920,547 shares

WITH	10	SHARED DISPOSITIVE POWER

5,666,200 shares (Shared) 6,000 shares (None)

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

16,592,747 shares

12	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)

☑

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

29.0%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

IA
Note: All shares identified above are shares of the Issuer’s class of Special Common Stock, and the percentage in Row 13 above relates to such class of Special Common Stock.

CUSIP No.	879433860

1	NAMES OF REPORTING PERSONS Longleaf Partners Fund I.D. No. 63-6147721

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
(a) ☐
(b) ☑

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)

OO: Funds of investment company shareholders

5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

Massachusetts

	7	SOLE VOTING POWER

NUMBER OF		None

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		5,666,200 shares

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		None

WITH	10	SHARED DISPOSITIVE POWER

5,666,200 shares

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

5,666,200 shares

12	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

9.9%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

IV
Note: All shares identified above are shares of the Issuer’s class of Special Common Stock, and the percentage in Row 13 above relates to such class of Special Common Stock.

CUSIP No.	879433860

1	NAMES OF REPORTING PERSONS O. Mason Hawkins I.D. No. xxx-xx-xxxx

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
(a) ☐
(b) ☑

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)

OO: None

5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

Citizen of United States

	7	SOLE VOTING POWER

NUMBER OF		(Discretionary Accounts) None

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		None

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		None

WITH	10	SHARED DISPOSITIVE POWER

None

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

None (See Item 2)

12	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

0.0%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

IN
Note: All shares identified above are shares of the Issuer’s class of Special Common Stock, and the percentage in Row 13 above relates to such class of Special Common Stock.

Item 4. Purpose of Transaction
     Item 4 of Southeastern’s previously filed Schedule 13D’s entitled “Purpose of Transaction” is hereby amended and restated in its entirety as follows:
     The Securities reported in this filing have been purchased in the ordinary course of business of Southeastern as a registered investment advisor, and are held for investment purposes only on behalf of client accounts over which Southeastern has either sole or shared discretionary investment or voting power. Southeastern reviews the holdings of its client accounts on an ongoing basis. As a result of such review, Southeastern may purchase additional Securities on behalf of clients in the future, or may sell all or a part of the current holdings of the Securities.
     Southeastern is engaged in the business of investment management of its clients’ assets and pursues an investment philosophy of identifying undervalued situations and acquiring positions in undervalued companies on behalf of its clients. In pursuing this investment philosophy, Southeastern analyzes the operations, capital structure and markets of companies in which its clients invest and continuously monitors the business operations of such companies through analysis of financial statements and other public documents, through discussions with knowledgeable industry observers, and with management of such companies, often at management’s invitation.
     In the case of the Issuer, Southeastern’s clients have owned a position since March 2001 because the stock has traded, and continues to trade, at a substantial discount to Southeastern’s appraisal of the Issuer’s intrinsic value. At various times since 2001, Southeastern has attempted to work with the Issuer’s management, other shareholders, and/or the Board in an effort to address issues relevant to the Issuer’s value, such as the Issuer’s operations, performance and business plans and strategies, and may continue to do so from time to time in the future. Southeastern has understood that the Carlson family controls the Issuer through ownership of Series A Common Shares, but Southeastern has also assumed that it, along with other public shareholders, had impartial representation by four independent directors.
     Today, Southeastern is announcing its intention to withhold votes on all independent directors standing for election at the May 22, 2008 Annual Meeting, because we do not believe these candidates have adequately represented the interests of public shareholders. Southeastern encourages other shareholders to withhold their votes as well, for the following reasons:
•	In late 2007, a well-resourced, strategic acquirer made a written, all-cash bid to purchase all of the Issuer at more than a 50% premium to its average December 2007 trading price, according to a reliable source;

•	Southeastern considered the offer full and fair;

•	Ted Carlson, the Issuer’s Chairman and CEO, rejected the offer;

•	The offer was never publicly disclosed;

•	After learning of the bid’s rejection without public disclosure, Southeastern wrote to the full Board demanding an explanation;

•	The Board wrote back and refused to comment on the bid, but stated that it would “serve no valid business purpose for a board of directors to attempt to take action that cannot succeed due to the controlling shareholder’s lack of support.”

•	Further elaborating on their defeatist approach and acquiescence to the will of the Carlsons, the directors stated that “the fiduciary duties of directors under Delaware law do not require them to take action that would be futile.”

•	Not satisfied with this answer, Southeastern addressed the issue with one of the independent directors, requesting that he and the other independent directors seek to persuade the Board to engage with the bidder. The result was a second letter from the full Board, reiterating the statements made in the first.
     Southeastern does not believe that the independent directors have been proactive enough in seeking to persuade the Carlsons of the merits of the proposed transaction. Southeastern believes the opportunity may still be available at a substantial premium to today’s trading price if the Issuer would negotiate with the bidder. We believe the independent directors should have sought an outside, independent opinion regarding the merits of the proposed transaction, and have a duty to act as an advocate for the interests of public shareholders. A defeatist attitude that efforts on behalf of public shareholders might be “futile” is not what Southeastern considers adequate representation by independent directors.
     Furthermore, Southeastern is at a loss to explain how even the Carlson family could refuse to pursue such an opportunity. In its 33 years of successful investing and partnering with management teams all over the world, Southeastern has never seen such irrational investment behavior. In addition, Southeastern believes that the public should have been made aware of this significant and material bid, and that it was irresponsible to withhold the information.
     For these reasons, Southeastern encourages other shareholders to withhold votes for the independent directors.
Item 5. Interest in Securities of the Issuer
Item 5 shall be amended and restated as follows:
     (a) The aggregate number and percentage of Securities to which this Schedule 13D relates is 16,592,747 shares of the Special Common Stock of the Issuer, constituting approximately 29.0% of the 57,234,617 shares outstanding.

Common	% of outstanding
Shares Held	Common Shares

Voting Authority

Sole:	8,781,410		15.3%
Shared:	5,666,200	*	9.9%
None:	2,145,137		3.8%

Total	16,592,747		29.0%
     • Shares owned by Longleaf Partners Fund, a series of Longleaf Partners Funds Trust. Does not include 84,000 shares held by one non-discretionary account over which the filing parties have neither voting nor dispositive authority. Beneficial ownership is expressly disclaimed with respect to these shares.
Dispositive Authority

Sole:	10,920,547		19.1%
Shared:	5,666,200	*	9.9%
None:	6,000		0.0%

Total	16,592,747		29.0%
* Shares owned by Longleaf Partners Fund, a series of Longleaf Partners Funds Trust. Does not include 84,000 shares held by one non-discretionary account over which the filing parties have neither voting nor dispositive authority. Beneficial ownership is expressly disclaimed with respect to these shares.
     (b) Southeastern generally has the sole power to dispose of or to direct the disposition of the Securities held for discretionary accounts of its investment clients, and may be granted the sole power to vote or direct the vote of such Securities; such powers may be retained by or shared with the respective clients for shared or non-discretionary accounts, for which Southeastern generally makes recommendations with respect thereto. Shares held by any Series of Longleaf Partners Funds Trust are reported in the “shared” category.
     (c) Transactions in the Securities during the last sixty days are attached as Schedule II.
     (d) The investment advisory clients of Southeastern have the sole right to receive and, subject to notice, to withdraw the proceeds from the sale of the Securities, and the sole power to direct the receipt of dividends from any of the Securities held for their respective accounts. Such clients may also terminate the investment advisory agreements without penalty upon appropriate notice. Southeastern does not have an economic interest in any of the Securities reported herein.
     (e) Not applicable.
SIGNATURES
After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.
Dated: May 15, 2008

SOUTHEASTERN ASSET MANAGEMENT, INC.
By /s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President & General Counsel

LONGLEAF PARTNERS FUND By Southeastern Asset Management, Inc.
By /s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President and General Counsel

O. MASON HAWKINS (Individually)
/s/ O. Mason Hawkins

Joint Filing Agreement
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Amendment No. 12 to Schedule 13D with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Amendment No. 12 to Schedule 13D. In evidence thereof, the undersigned hereby execute this Agreement as of May 15, 2008.

Southeastern Asset Management, Inc.
By:	/s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President and General Counsel

Longleaf Partners Fund By Southeastern Asset Management, Inc.
By /s/ Andrew R. McCarroll
Andrew R. McCarroll
Vice President and General Counsel

O. Mason Hawkins, Individually
/s/ O. Mason Hawkins

SCHEDULE II

Transaction Type	Date	# of Shares	Price per Share*
Sale	04/02/08	22,000	$38.73
Sale	04/02/08	3,000	$38.73
Sales by a Southeastern private account client pursuant to a letter of instruction, in the ordinary course of business on the American Stock Exchange or through Electronic Communication Networks (ECNs). In addition to the above transactions, on March 20, April 10, and April 26, 2008, clients of Southeastern terminating their advisory relationship removed 7,000; 43,000; and 19,000 shares (respectively) from Southeastern’s discretion.
* Net of commissions.